As filed with the Securities and Exchange Commission on April 19, 2013.
Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Callon Petroleum Company
(Exact Name of Registrant as Specified in Its Charter)

State of Delaware (State or Other Jurisdiction of Incorporation or organization)	64-0844345 (I.R.S. Employer Identification Number)
200 North Canal Street Natchez, Mississippi (Address of Principal Executive Offices)	39120 (Zip Code)

Callon Petroleum Company Employee Savings and Protection Plan (Full Title of the Plan)
Fred L. Callon President and Chief Executive Officer 200 North Canal Street Natchez, Mississippi 39120 (Name and address of Agent for Service)
(601) 442-1601 (Telephone Number, Including Area Code, of Agent for Service)
Copies to:

George G. Young III
Haynes and Boone, LLP 1221 McKinney St., Suite 2100 Houston, Texas 77010 (713) 547-2081

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b–2 of the Exchange Act. Check one:

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	500,000	$3.31	1,655,000	$225.74

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminate number of additional shares of common stock, 0.01 par value (the “Common Stock”), of Callon Petroleum Company (the “Registrant”) that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to anti-dilution and adjustment provisions of the Callon Petroleum Company Employee Savings and Protection Plan (the “Plan”) described herein. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2)
Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on April 17, 2013, a date within five business days prior to filing.

EXPLANATORY STATEMENT

This Registration Statement on Form S-8 is filed by Callon Petroleum Company (the “Company”) to register an additional 500,000 shares of the Company’s common stock, par value $0.01 per share, and an indeterminate number of plan interests, issuable under the Callon Petroleum Company Employee Savings and Protection Plan (the “Plan”). Pursuant to General Instruction E to Form S-8, the contents of the prior Registration Statement on Form S-8 (File No. 333-109744) filed with the Commission on October 16, 2003 related to the Plan are incorporated herein by reference, except that the provisions contained in Part II of such earlier Registration Statement are modified as set forth in this Registration Statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*
*The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8 and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by us with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Commission on March 14, 2013.

(b)	Current Reports on Form 8-K filed with the Commission on January 3, 2013, March 14, 2013 and March 19, 2013.

(c)
All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the document referred to in (a) above (to the extent these items were “filed” with the Commission and not “furnished”).

(d)
The description of our common stock contained in the Registration Statement on Form 8-B filed with the Commission on October 3, 1994, including any future amendment or report for the purpose of updating such description.

(e)	The Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2011.
All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under the plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 8. Exhibits.
(a)    See Exhibit Index, which is incorporated herein by reference.
(b)    In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, and an Internal Revenue Service (“IRS”) determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, the Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Natchez, State of Mississippi, on April 19, 2013.

By:     /s/ Fred L. Callon
Fred L. Callon,
President and Chief Executive Officer

Each of the undersigned constitutes and appoints Fred L. Callon, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments to this registration statement (including post-effective amendments) and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and/or any state securities department or any other federal or state agency or governmental authority granting unto such attorneys-in-fact and agents, and each of them, full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all extents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Fred L. Callon	Chairman, President and Chief Executive Officer (Principal Executive Officer)	3/14/2013
Fred L. Callon

/s/ L. Richard Flury	Director	3/14/2013
L. Richard Flury

/s/ Larry D. McVay	Director	3/14/2013
Larry D. McVay

/s/ John C. Wallace	Director	3/14/2013
John C. Wallace

/s/ B.F. Weatherly	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	3/14/2013
B.F. Weatherly

/s/ Anthony J. Nocchiero	Director	3/14/2013
Anthony J. Nocchiero

/s/ Rodger Smith	Vice President and Treasurer (Principal Accounting Officer)	4/19/2013
Rodger W. Smith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the trustee of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Natchez, State of Mississippi, on April 19, 2013.

Callon Petroleum Company
Employee Savings and Protection Plan

By:     /s/ B.F. Weatherly
B.F. Weatherly,
Trustee
Principal Financial Officer

Callon Petroleum Company
Employee Savings and Protection Plan

By:     /s/ Rodger W. Smith
Rodger W. Smith
Trustee
Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-4, filed with the Commission on August 4, 1994).
4.2
Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Commission on March 15, 2004).

4.3
Certificate of Amendment to Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.3 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 001-14039).

4.4
Certificate of Amendment to the Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.4 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, File No. 001-14039).

4.5	Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 of the Registrant’s Registration Statement on Form S-4, filed August 4, 1994, Reg. No. 33-82408).
5.1	Opinion of Haynes and Boone, LLP, counsel to the Registrant (filed herewith).
23.1	Consent of Ernst & Young LLP (filed herewith).
23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).
23.3	Consent of Huddleston & Co., Inc. (filed herewith).
24.1	Powers of Attorney (included on signature page to this Registration Statement).